UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2007

CIT GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

(Address of registrant’s principal executive office)

505 Fifth Avenue
New York, New York 10017

Registrant’s telephone number, including area code: (212) 771-0505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1 – Registrant’s Business and Operations

Item 8.01. Other Events.

On June 20, 2007, C.I.T. Leasing Corporation, a wholly owned subsidiary of CIT Group Inc. doing business as CIT Aerospace, entered into an amendment to a prior purchase agreement with Airbus S.A.S. to acquire twenty-five new A320 family aircraft, along with options for additional A320 aircraft, and seven A350XWB aircraft. Five of the A350XWB aircraft replace five A350 aircraft previously ordered by CIT, which had a list price at the time of order of $810 million. The total value based on current manufacturer’s list prices is approximately $3.3 billion. Actual purchase prices at delivery will be lower than the list prices based upon available discount levels, offset by price escalators based on changes in certain specified price indexes, and will be further affected by the aircraft specifications. The actual purchase prices are subject to a confidentiality agreement with Airbus. Deliveries of the A350XWB aircraft are scheduled for 2014 through 2016. Deliveries of the A320 family aircraft are scheduled for 2010 through 2012 and are in addition to pending orders of other Airbus A320 and A330 aircraft types that remain subject to previous purchase agreements.

CIT also announced the purchase of seven ship sets of Trent XWB engines from Rolls-Royce to power the A350XWBs with a value of $300 million based on list prices and ten ship sets of V2500 engines from IAE to power the A320 family aircraft valued at $250 million based on list prices. The prices of the Rolls-Royce and IAE engines are included in the purchase prices of the A350XWB and A320 family aircraft referenced above. Actual purchase prices at delivery will be lower than the list prices based upon available discount levels, offset by price escalators based on changes in certain specified price indexes.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press release issued by CIT Group Inc. on June 20, 2007.

99.2	Press release issued by CIT Group Inc. on June 20, 2007.

99.3	Press release issued by CIT Group Inc. on June 20, 2007.

        This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond CIT’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this document that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” “target” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting CIT’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors are described in CIT’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2006. CIT is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC. (Registrant)

By: /s/ William J. Taylor William J. Taylor Executive Vice President, Controller and Principal Accounting Officer

Dated: June 20, 2007

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